AGREEMENT FOR PURCHASE AND SALE



  THIS AGREEMENT dated as of the 1st day of August, 1997, between FM PROPERTIES OPERATING CO., represented herein by Freeport-McMoRan Inc., its Managing General Partner, a Delaware Corporation (thereinafter referred to as "Seller"), and MCMORAN OIL & GAS CO. a Delaware
Corporation (hereinafter referred to as "Buyer").

                      W I T N E S S E T H
  WHEREAS, Seller owns the interests in the minerals, oil and gas leases, overriding royalty interest and other interests described more fully in the attached Exhibit "A" and being hereinafter referred to as the "Subject Interests"; and
  WHEREAS, Seller desires to sell and Buyer desires to acquire Seller's interests in the Subject Interests, and the related assets on the terms and conditions hereinafter provided.
  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                           ARTICLE I
                       PURCHASE AND SALE
1.1    Purchase and Sale:  Subject to the terms and conditions of this Agreement, Seller shall sell and Buyer shall purchase at the Closing (as hereinafter defined) all of the interests of Seller in the following assets, whether singular or undivided, hereinafter referred to as the "Assets":
          (a)     The Subject Interests;
          (b) The right to present and future participation in any wells, units or fields which participation is derived from the Subject Interests, including, but not limited to, all such right, title and interest of Seller derived from any unitization, pooling, operating, communization or other agreement or from any declaration or order of any governmental authority;
(c)    All platforms, templates, wells, equipment,
facilities, tanks, vessels, compressors, compressor stations, dehydration facilities, treating facilities, gathering lines, pipelines, flow lines, valves, meters, separators, tanks, tank batteries, and other fixtures pertaining to the Subject Interests;
(d)    All oil, gas and other hydrocarbons (including all
components thereof) produced from, or attributable to the Subject Interests, inventory including "line fill" and inventory below the pipeline connection in tanks, attributable to the Subject Interests and the period of time subsequent to the Effective Date (as hereinafter defined);
(e)    Personal property located on or used in connection
with the development, operation, maintenance, and/or safeguarding of the Subject Interests, including, but not limited to, cores, cuttings, other geologic property, supplies, equipment, compressors and tools;
(f)    Contracts and contractual rights, obligations and
interests including, but not limited to, unit agreements, farmout agreements, farmin agreements, drilling contracts, operating agreements, well service contracts, supplier contracts, service contracts, construction agreements, division orders and transfer orders, relating to the Subject Interests;
(g)    Lease files, land files, well files, gas and oil sales
contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records, information and data, and all rights thereto, of Seller, insofar as the same relate to the Subject Interests;
(h)    Hydrocarbon sales, purchase, exchange and processing
contracts and agreements, and all other contracts and agreements insofar as the same affect or relate to the production from the Subject Interests; and
(i)    Easements, licenses, authorizations, permits and
similar rights and interests applicable to, or used or useful in connection with the Subject Interests.
The Assets include any interests that Seller may have in oil, gas and other minerals whether or not such lands or interest are described in Exhibit "A" hereto, except that the parties specifically agree that the Assets shall not include any such other oil and gas rights or interest that may underlie any lands where Seller holds title to the surface thereof for the primary purpose of its real estate operations.
1.2    Purchase Price:  Subject to the other provisions hereof,
Buyer will deliver to Seller at Closing the aggregate sum of Four Million Five Hundred Thousand Dollars ($4,500,000) (Purchase Price), to Seller's account as follows:
The Chase Manhattan Bank, N.A.
New York, New York
ABA:  021000021
Credit:  FM Properties Operating Co.
Account:  910-2-672673

(or such other account as designated by Seller prior to Closing). At Closing, Seller will cause the Assets to be transferred to Buyer.
1.3 Assumption of Certain Obligations: Subject to the other provisions hereof, Buyer agrees, to assume and to discharge all obligations and liabilities attributable to the ownership and operation of the Assets.
1.4 Closing: The purchase and sale of the Assets ("Closing") shall take place at the office of Buyer on or before September 15, 1997, or such other date as may be agreed upon by Buyer and Seller ("Closing Date"), and the conveyance of the Assets shall be effective as of August 1, 1997, at 7:00 a.m. local time ("Effective Date").

                           ARTICLE II
            REPRESENTATIONS AND WARRANTIES BY SELLER
2.1 Representations and Warranties: Seller represents and warrants that:
2.1.1 Seller is duly organized, validly existing and in good standing as a Delaware general partnership under the laws of the State of Delaware. Seller is duly qualified to hold federal leases. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereunder have been duly authorized by all requisite actions on the part of Seller and do not contravene or constitute a default or require the further consent of any person under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which any of the Assets are subject, other than the approval of the Minerals Management Service under the provisions of 30 CFR 256, or of any other regulatory bodies, which approvals are normally obtained after Closing. This Agreement has been duly executed and delivered, and constitutes, as do the documents and instruments executed as the result hereof, a valid and binding agreement of the Seller enforceable in accordance with its terms.
2.1.2 There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller, which could adversely affect Seller's ability to perform its obligation hereunder.
2.1.3 No broker or finder has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.
2.1.4 There are no demands, suits, actions or other proceedings pending, or to the best of Seller's knowledge, threatened before any court or governmental agency against Seller (or otherwise directly pertaining to the Assets) which might result in a material impairment or loss of title to any material part of the Assets or the value thereof or which might materially hinder or impede the operation of the Assets.
2.1.5 There have been no advance, take-or-pay, take-and-pay or other payments made to Seller or any other party which would obligate Seller to deliver any gas produced from or attributable to the Assets after the Effective Date without receiving full payment therefor at some time subsequent to the Effective Date.
2.1.6 To the best of Seller's knowledge, there are no violations of any applicable laws, rules, regulation or orders of any governmental agency having jurisdiction over the Assets which will affect in any material respect the value, use or operation of the Assets, and Seller holds all permits, approvals, bonds, licenses, or other consents of any governmental authority necessary to operate the Assets in the manner presently operated by it.
2.1.7 Foreign Person: Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, (hereinafter called the "Code"), Section 1445 and 7701 (i.e. Seller in not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code or any regulations promulgated thereunder).
                          ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF BUYER
3.1 Representations and Warranties: Buyer represents and warrants that:
3.1.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to hold federal leases and is licensed to do business in the State of Louisiana. The execution, delivery and performance by Buyer of this Agreement and the transaction contemplated hereunder have been duly authorized by all requisite corporate actions on the part of Buyer and do not contravene or constitute a default or require the further consent of any person under any provision of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Buyer. This Agreement has been duly executed by, and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.
3.1.2 There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the knowledge of Buyer, threatened against Buyer which could adversely affect Buyer's ability to perform its obligations hereunder.
3.1.3 No broker or finder has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.
3.1.4 Buyer has no knowledge of any demand or suit, action or proceeding pending or threatened before any court or governmental agency which could adversely affect Buyer's ability to perform its obligations under or in connection with this Agreement.

                           ARTICLE IV
             TITLE AND OTHER RIGHTS AND WARRANTIES
4.1 Title to Assets: The transfer of the Assets contemplated hereby shall be made and accepted without any warranty of title or other representations or warranties respecting title except as to persons claiming by, through or under Seller, but not otherwise, provided that Buyer shall receive the right of full substitution and subrogation in and to any and all rights and actions of warranty that the Seller has or may have against all preceding owners of the Assets.
4.2 Best Efforts to Convey: Seller shall use its best efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the sale by the Seller of its interests in the Assets and the transactions contemplated by this Agreement.
4.3    Platforms, Equipment, Wells and Personal Property:  THE
PLATFORMS, WELLS, EQUIPMENT AND OTHER ITEMS OF PERSONAL PROPERTY INCLUDED IN THE ASSETS ARE USED AND ARE SOLD ON AN "AS IS, WHERE IS" BASIS WITH ALL FAULTS, IF ANY. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY, BY SAID PLATFORMS, WELLS, EQUIPMENT OR PERSONAL PROPERTY. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID ASSETS AND EXPRESSLY DISCLAIMS ANY WARRANTIES WITH RESPECT THERETO.

                           ARTICLE V
                             TAXES
5.1 Sales and Other Transfer Taxes: Buyer shall bear the cost of all applicable sales taxes, and real property transfer taxes as a result of the transfer of Assets.

                           ARTICLE VI
                            CLOSING
6.1    Conditions of Closing:
(a) Conditions to Obligations of Buyer: The obligations of Buyer to be performed on the Closing Date are subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing.
(i)    Representation and Warranties:  The
representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.
(ii) Performance of Obligations by Seller: Seller shall have performed in all material respects all agreements required to be performed by it prior to or on the Closing Date.
(b) Conditions to Obligations of Seller: The obligations of Seller to be performed on the Closing Date are subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Seller in writing.
(i)    Representations and Warranties:  The
representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.
(ii) Performance of Obligations of Buyer: Buyer shall have performed in all material respects all agreements required to be performed by it under this Agreement prior to or on the Closing Date.
6.2 Closing Obligations: At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a) The Seller shall execute, acknowledge and deliver an Assignment and Bill of Sale in the form set forth in Exhibit "A" to this Agreement.
(b) The Seller shall deliver to Buyer exclusive possession of the Assets and Buyer shall take possession of the Assets.
(c) Buyer shall deliver to Seller the Purchase Price by wire transfer to Seller's account as set forth in Section 1.2.
(d) Seller and Buyer shall execute, acknowledge and deliver such other instruments, and take such other action as may be necessary to carry out their respective obligations under this Agreement.
                          ARTICLE VII
                 TRANSACTIONS PRIOR TO CLOSING
7.1 Operation of Assets: Prior to the Closing Date, Seller agrees, unless specifically waived by Buyer in writing, to:
(a) Notify Buyer of any notice or threatened notice of which Seller becomes aware relating to any default, inquiry into any possible default, or action to alter, terminate, rescind or procure a judicial reformation of any of the Assets or any provision thereof;
(b) Pay timely all royalty, costs and expenses incurred by it in connection with the Assets;
(c) Not enter into any material new agreements or amend or terminate any material existing agreements relating to the Assets;
(d) Not encumber, sell, or otherwise dispose of any of the Assets (other than in the ordinary course of business);
(e) Other than as recommended by Buyer, not to abandon any well included in the Assets or release or abandon any portion of the Assets; and
(f) Not waive, compromise or settle any material right or claim that would materially adversely affect the ownership or operation of the Assets after the Closing Date.

                          ARTICLE VIII
                   OBLIGATIONS AFTER CLOSING
8.1 Post-Closing Adjustments: Within sixty (60) days after the Closing, a final settlement will be prepared by Seller and submitted to Buyer showing income and expenses for the Assets between the Effective Date and Closing Date and other charges and credits provided in this Agreement.
SELLER SHALL BE CREDITED WITH:
(a) The amount of all costs and expenses, including, without limitation, royalties, rentals and other charges, ad valorem, property, production, excise, severance, windfall profit and other taxes (not including income or franchise taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, and expenses paid under applicable operating agreements in connection with the operation of the Assets during the period on and after the Effective Date.
(b) An amount equal to all prepaid expenses attributable to the Assets that are paid by or on behalf of Seller prior to Closing Date and that are, in accordance with generally accepted accounting principles, attributable to the period on and after the Effective Date, including, without limitation, prepaid ad valorem, property, production, severance and similar taxes (but not including income taxes) based upon or measured by the ownership of proceeds therefrom. Any refund of ad valorem tax attributable to the Assets and the period before the Effective Date received by Buyer shall be paid to Seller.
BUYER SHALL BE CREDITED WITH:
(a) Proceeds received by Seller that are, in accordance with generally accepted accounting principles, attributable to the Assets for the period of time on and after the Effective Date.
(b) An amount equal to all unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income taxes), attributable to the Assets, based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, representing Seller's share of such taxes, attributable to any period prior to the Effective Date.
  In addition to the matters mentioned above, Sellers' settlement statement shall include any other debits and credits, excluding income and franchise taxes, which under generally accepted accounting principles would reflect transfer of ownership of the Assets on the Effective Date. The net amount to be paid by the owing party shall be paid fifteen
(15) days after receipt of the Settlement Statement.
8.2 Files and Records: No later than ninety (90) days after the Closing Date, Seller shall deliver to Buyer all of the documents in its possession pertaining to the Assets. For a period of two (2) years after the date of Closing, Buyer will retain the books, records, and files of Seller delivered to it pursuant hereto and will make such books, records, and files available to Seller upon reasonable notice to Buyer at reasonable times and during regular office hours.
8.3    Balancing:  The parties recognize that as of the Effective
Date there may be over or under imbalances with respect to gas production or processing attributable to the Assets, that any value of such imbalances has been included in the Purchase Price and the parties hereby agree that the Assets will be conveyed subject to any such imbalances which may exist as of the Effective Date.
8.4 Further Assurances: After Closing, Seller agrees to execute and deliver to Buyer all such assignments, instruments, notices, division or transfer orders, and other documents, and to do all such other acts not inconsistent with this Agreement as may reasonably be necessary or advisable to carry out its obligations under this Agreement or to more fully assure Buyer, its successors and assigns, of the respective rights, title, interests and estates herein provided to be sold, assigned and conveyed by Seller to Buyer at Closing. Specifically, Buyer shall deliver any individual instruments of Assignment and Bill of Sale in substantially the form of Exhibit "A", or in the form required by applicable regulatory authorities, as are required or convenient to convey to Buyer the Assets in the manner contemplated by this Agreement.
8.5 Abandonment: Buyer agrees to comply with all laws and governmental regulations with respect to abandonment of wells, platforms, related pipelines, site clearance, and/or abandonment of leasehold property comprising the Assets including, where applicable, the plugging of wells, the compliance with law or rules regarding inactive or unplugged wells, bonding requirements, and restoration that would be required of Seller, absent this Agreement. Buyer agrees to protect, defend, indemnify and hold Seller, its officers, agents and employees free and harmless from and against any and all costs, expenses, claims, demands, and causes of action of every kind and character arising out of, incident to, or in connection with the abandonment of wells, platforms, and/or abandonment of and proper disposition of any leasehold property comprising the Assets, including without limitation, all structures, materials, land, wells, casing, leasehold property, and other personal property, plugging requirements or exceptions thereto, regardless of whether the liability therefor is based upon some alleged act or omission of Seller, or of the Buyer, or of some other party.

                           ARTICLE IX
                   SURVIVAL: INDEMNIFICATION
9.1 Survival of Representations and Warranties: All representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years from the Effective Date.
9.2    Indemnifications:  EXCEPT AS OTHERWISE PROVIDED HEREIN,
BUYER AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD SELLER AND ITS EMPLOYEES, DIRECTORS, AGENTS, AND CONTRACTORS FREE AND HARMLESS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER WITH RESPECT TO THE ASSETS.

                           ARTICLE X
                         MISCELLANEOUS
10.1   Release of Liens.  The parties and Freeport-McMoRan Inc.
("FMI") hereby agree that FMI is appearing herein as an intervenor in its individual capacity solely for the purpose, and to the extent only, of evidencing its agreement, and does hereby agree, that any lien that FMI may have as to the Assets is hereby extinguished and released.
10.2   Preferential Right to Purchase:  The parties recognize that that portion of the Assets consisting of properties located in the Edwards Ranch Area, Ector County, Texas is subject to a preferential right of purchase. For the purpose of such preferential right of purchase, the parties agree to, and hereby assign, a value of $50,000 to the properties contained in said Edwards Ranch Area. In the event that the Seller is unable to secure a waiver of release of such preferential right to purchase and the holder thereof exercises such preferential right to purchase, said Edwards Ranch property shall be deemed deleted from Exhibit "A". In the event such exercise occurs prior to Closing, the Purchase Price will be reduced by the said $50,000 allocated to such property. If such preferential right to purchase is exercised subsequent to the Closing, then Seller agrees to deliver the $50,000 received from the holder of the preferential right to Buyer within fifteen (15) days of receipt thereof by Seller.
10.3 Integration: Amendment and Modification: This Agreement constitutes the entire understanding of the parties hereto with respect to the matters referred to herein and supersedes all prior arrangements or understandings, written or oral with respect thereto. Except as expressly set forth herein, none of the parties makes any representation or warranty, whether express or implied, of any kind whatsoever. This Agreement may not be modified, supplemented or changed in any respect except by a writing duly executed by Seller and Buyer.
10.4 Descriptive Headings: The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.
10.5   Binding Effect:  Assignment:  This Agreement shall be
binding upon and shall inure to the benefit of and be enforceable by each of the parties, and their successors and permitted assigns. This Agreement shall not be assigned by Buyer without the consent of Seller or by Seller without the consent of the Buyer.
10.6   Notices:  All notices, disclosures or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission, registered or certified mail, overnight delivery services, postage prepaid and return receipt requested, and addressed as follows:
       IF TO BUYER:
                 McMoRan Oil & Gas Co.
                 1615 Poydras Street
                 New Orleans, Louisiana  70112
                 Attention:  Mr. Glenn A. Kleinert

       IF TO SELLER:
                 FM Properties Operating Co.,
                 Post Office Box 60004
                 New Orleans, Louisiana 70160
                 Attention:  Mr. Beau Armstrong

The addressees so indicated may be changed by similar notice.
Notices shall be deemed effective as of the date of their receipt.
  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                "SELLER"

WITNESSES:                      FM PROPERTIES OPERATING CO.
                                By: Freeport-McMoRan Inc.
                                    as its Managing General Partner

/s/ Catherine B. Hock                By:/s/Robert M. Wohleber
                                            Robert M. Wohleber
/s/ Ursula L. Joseph                      Senior Vice President
                                           Freeport-McMoRan Inc.


                                "BUYER"

WITNESSES:                       MCMORAN OIL & GAS CO.
/s/ Charles Jeanfreau                By:\s\ Glenn A. Kleinert
                                            Glenn A. Kleinert
/s/ Wendy Kliebert                        Senior Vice President


                                "INTERVENOR"

WITNESSES:                        FREEPORT-MCMORAN INC.
/s/ Catherine B. Hock                By:/s/ Robert M. Wohleber
                                            Robert M. Wohleber
/s/ Ursula L. Joseph                      Senior Vice President
                                          Freeport-McMoRan Inc.